                                                                    EXHIBIT 99.2

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                         EIN #23-1174060 PLAN NUMBER 008

                              FINANCIAL STATEMENTS

                 for the years ended December 31, 2002 and 2001

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                          INDEX TO FINANCIAL STATEMENTS

                                                                          Page(s)
                                                                          -------
Report of Independent Auditors                                               2

Financial Statements:

      Statements of Net Assets Available for Benefits at
           December 31, 2002 and 2001                                        3

      Statements of Changes in Net Assets Available for Benefits
                for the years ended December 31, 2002 and 2001               4

      Notes to Financial Statements                                       5 to 17

Item 4(i) - Schedule of Assets (Held at End of Year)                     18 to 19

                        REPORT OF INDEPENDENT AUDITORS

To the Participants and Administrator of UGI Utilities, Inc. Savings Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of UGI Utilities, Inc. Savings Plan (the "Plan") at December 31, 2002 and 2001, and the changes in net assets available for benefits for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of Schedule of Assets (Held at End of Year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 23, 2003

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                                                                          December 31,
                                                                 ----------------------------
                                                                     2002            2001
                                                                 ------------    ------------
Investments (Note 3)                                             $ 54,121,195    $ 58,432,434

Loans to participants                                               1,605,663       1,640,122

Employers' contributions receivable                                 1,313,094       1,183,098
                                                                 ------------    ------------
   Net assets available for benefits                             $ 57,039,952    $ 61,255,654
                                                                 ============    ============

See accompanying notes to financial statements.

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                                                 Year Ended December 31,
                                                                            ---------------------------------
                                                                                2002                 2001
                                                                            ------------         ------------
Participants' contributions                                                 $  4,339,074         $  4,170,091
Rollover contributions                                                            54,826              218,534
Employers' contributions                                                       1,313,094            1,183,098
Investment income (loss):
     Dividends                                                                 1,237,263            1,655,507
     Net depreciation in value of investments                                 (8,409,768)          (5,256,946)
Other, primarily interest on loans                                               122,806              132,990
Net transfers of participants' balances                                          (66,839)             (33,449)

Distributions to participants                                                 (2,806,158)          (1,730,256)
                                                                            ------------         ------------

Net (decrease) increase                                                       (4,215,702)             339,569

Net assets available for benefits - beginning of year                         61,255,654           60,916,085
                                                                            ------------         ------------
Net assets available for benefits - end of year                             $ 57,039,952         $ 61,255,654
                                                                            ============         ============

See accompanying notes to financial statements.

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS

1.       DESCRIPTION OF THE PLAN

The following brief description of the UGI Utilities, Inc. Savings Plan (the
Plan) provides general information on the provisions of the Plan in effect on December 31, 2002 and during the periods covered by the financial statements. More complete information is included in the Plan document.

GENERAL. The Plan is a defined contribution plan covering employees of UGI Utilities, Inc. (UGI Utilities), its holding company parent UGI Corporation
(UGI), and certain affiliated companies (collectively, the Employers). Employees of the Employers are eligible upon hire to participate in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan is administered by the UGI Utilities, Inc. Retirement Committee (Plan Administrator) whose members are appointed by the Board of Directors of UGI Utilities.

CONTRIBUTIONS. Certain contribution and other provisions of the Plan were amended as of January 1, 2002 as permitted by the Economic Growth and Tax Relief Reconciliation Act of 2001 (the Act). Effective January 1, 2002, a participant may elect to contribute to the Plan on a before-tax basis through payroll reduction an amount equal to from 1% to 50%, in whole percentages, of eligible compensation. In addition, a participant may elect to contribute to the Plan on an after-tax basis through payroll deduction an amount equal to from 1% to 6%, in whole percentages, of eligible compensation, provided that the combination of before-tax and after-tax contributions does not exceed 50% of eligible compensation. During the 2001 Plan Year, a participant could elect to contribute to the Plan on a before-tax basis through payroll reduction an amount equal to from 1% to 15%, in whole percentages, of eligible compensation. In addition, during the 2001 Plan Year a participant could elect to contribute to the Plan on an after-tax basis through payroll deduction an amount equal to from 1% to 6%, in whole percentages, of eligible compensation provided that the combination of before-tax and after-tax contributions did not exceed 15% of eligible compensation. Calendar year before-tax and after-tax contribution amounts are subject to limits prescribed by the Internal Revenue Code (IRC) and the Plan, respectively. For the 2002 and 2001 Plan Years, the IRC before-tax contribution limits were $11,000 and $10,500, respectively. For the 2002 and 2001 Plan Years, the after-tax contribution limits set by the Plan were $12,000 and $10,200, respectively. A participant may increase the rate of, or reduce or suspend his or her before-tax or after-tax contributions at any time by contacting Fidelity Institutional Retirement Services Co. (FIRSCO).

Effective January 1, 2002, the Plan allows for "catch-up contributions." The catch-up contribution provision allows certain employees to make before-tax contributions over and above the IRS and Plan limits. In order to be eligible to make catch-up contributions, employees must be at least 50 years of age and must be contributing the IRC or Plan limit. The maximum catch-up contribution for the 2002 Plan Year was $1,000, which amount shall increase $1,000 per year through 2006. Catch-up contributions are not eligible for the Employer matching contribution (as described below).

A participant will at all times be fully (100%) vested in the portion of his or her account attributable to participant contributions.

The Plan also accepts on behalf of any employee (i) the entire amount of cash received as a distribution from another qualified trust forming part of a plan described in section 401(a) of the IRC or from a "rollover" individual retirement plan described in section 408 of the IRC, but only if the deposit qualifies as a tax-free rollover as defined in section 402 or (ii) a direct transfer from

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

another plan qualified under Section 401(a) of the IRC. Effective January 1, 2002, the Plan accepts after-tax rollover contributions as permitted under the Act.

For each Plan Year, each of the Employers may, at their discretion, make a contribution to the Plan equal to a percentage of participant before-tax and after-tax contributions, up to a total of 6% of compensation (as defined in the Plan document) for each eligible participant. In order to be entitled to the Employers' contribution, a participant must either (i) be actively employed by any of the Employers, or on a excused leave of absence (as defined in the Plan document) on the last day of the Plan year or (ii) have retired, become disabled (as defined in the Plan), or died while an employee during the Plan year. Employers' contributions for the 2002 Plan Year and the 2001 Plan Year, which were made in January 2003 and January 2002, respectively, were invested in accordance with participant investment elections in effect on the dates of the contributions.

A participant is fully vested in the portion of his or her account attributable to Employers' matching contributions as follows: 25% after two years of service; 50% after three years of service; 75% after four years of service; and 100% after five years of service. Prior to January 1, 2002, a participant was fully vested in the portion of his or her account attributable to Employers' matching contributions upon the completion of five years of service. In addition, a participant is fully vested in the portion of his or her account attributable to Company contributions upon the attainment of normal retirement age (as defined in the Plan document), total disability (as defined by the Plan document) or death while in the employ of the Employers or an affiliated company. For Plan purposes, a participant will attain normal retirement age on the later of his or her 65th birthday or the fifth anniversary of his or her date of hire.

A participant who terminates employment before he or she is vested will forfeit nonvested amounts attributable to the Employers' contributions. These forfeited amounts remain in the Plan and are available to reduce future Employer contributions. In the 2002 and 2001 Plan Years, forfeitures of $19,082 and $25,892, respectively, were used to reduce the Employers' contributions. During the 2002 Plan Year and the 2001 Plan Year, $29,742 and $30,184, respectively, were forfeited from participants' accounts. As of December 31, 2002 and 2001, there were $17,438 and $6,234, respectively, of forfeitures remaining in the Plan.

INVESTMENT FUNDS. A participant may elect to have his or her funds invested in one or more investment funds. Generally, participants may transfer amounts between funds at any time with no limit. Participants may change their investment elections for future contributions at any time. Fidelity Management Trust Company is the Plan's trustee for all investment assets of the Plan. References to "Fidelity" below refer to investment funds managed by Fidelity Management and Research Company (FMR). Following are brief descriptions of the investment options available to participants and the strategies and objectives of each fund.

Money Market Fund

- Fidelity Cash Reserves Fund

This fund is an unaffiliated registered investment company mutual fund that invests in U.S. dollar-denominated money market securities and repurchase agreements, and may enter into reverse

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

repurchase agreements. The fund's objective is to provide as high a level of current income as is consistent with the preservation of capital and liquidity.

Managed Income Fund

- Fidelity Managed Income Portfolio II Fund

This fund is an unaffiliated commingled pool whose investments principally comprise investment contracts issued by insurance companies and financial institutions and certain types of fixed income securities. The fund's objective is to preserve principal while earning interest income.

Income Funds

- Fidelity Intermediate Bond Fund

This fund is an unaffiliated registered investment company mutual fund which normally invests in investment-grade bonds while normally maintaining a dollar-weighted average maturity between three and ten years. The fund's objective is to provide a high level of current income.

- Fidelity Capital & Income Fund

This fund is an unaffiliated registered investment company mutual fund that invests mainly in equity and debt securities, including defaulted securities, with an emphasis on lower-quality debt securities. The fund invests in companies in troubled or uncertain financial condition and in domestic and foreign issuers. The fund's objective is to provide income and capital growth.

- Fidelity U.S. Bond Index Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in bonds included in the Lehman Brothers Aggregate Bond Index. The fund's objective is to provide investment results that correspond to the total returns of bonds in the Lehman Brothers Aggregate Bond Index.

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

Balanced Funds

- Fidelity Balanced Fund                                 - Fidelity Puritan Fund

These funds are unaffiliated registered investment company mutual funds that invest in stocks and other equity securities and in bonds and other debt securities. The funds seek income and capital growth.

Growth and Income Funds

- Fidelity Spartan U.S. Equity Index Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks included in the Standard and Poor's 500 Index (S&P 500) a widely recognized, unmanaged index of 500 U.S. common stocks. The fund's objective is to match the total return of the S&P 500.

- Fidelity Equity Income Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in income-producing equity securities. The fund's objective is to provide reasonable income while considering the potential for capital appreciation.

- Fidelity Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks. The fund may also invest a portion of assets in bonds, including lower-quality debt securities. The fund seeks long-term capital growth.

- Fidelity Growth & Income Portfolio

This fund is an unaffiliated registered investment company mutual fund that normally invests a majority of total assets in common stocks with a focus on those that pay current dividends and show potential for capital appreciation. The fund may also invest in bonds. The fund seeks high total return through a combination of current income and capital appreciation.

- Fidelity Equity Income II Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in income-producing equity securities. The fund seeks reasonable income and the potential for capital appreciation.

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

- Fidelity Real Estate Investment Portfolio

This fund is an unaffiliated registered investment company mutual fund that principally invests in equity securities of companies principally engaged in the real estate industry. The fund seeks above-average income and long-term capital growth consistent with reasonable risk.

Growth Funds

- Fidelity Magellan Fund

This fund is an unaffiliated registered investment company mutual fund that invests primarily in common stocks of domestic and foreign issuers. The fund seeks capital appreciation.

- Fidelity Growth Company Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of domestic and foreign issuers that are expected to have above-average growth potential. The fund seeks capital appreciation.

- Fidelity OTC Portfolio

This fund is an unaffiliated registered investment company mutual fund that principally invests in securities traded on the over-the-counter (OTC) market. The fund seeks capital appreciation.

- Fidelity Capital Appreciation Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of domestic and foreign issuers. The fund seeks capital appreciation.

- Fidelity Blue Chip Growth Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of well-known and established companies. The fund invests in securities of domestic and foreign issuers. The fund seeks growth of capital over the long term.

- Fidelity Low-Priced Stock Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in low-priced common stocks. The fund seeks capital appreciation.

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

- Fidelity Small Cap Independence Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of domestic and foreign issuers with small market capitalizations. The fund seeks capital appreciation.

- Fidelity Value Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of companies that possess valuable fixed assets or that are believed to be undervalued in relation to the issuing company's assets, earnings, or growth potential. The fund seeks capital appreciation.

International Funds

- Fidelity Overseas Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in foreign securities. The fund invests primarily in common stocks and seeks long-term growth of capital.

- Fidelity Worldwide Fund

This fund is an unaffiliated registered investment company mutual fund that invests primarily in common stocks issued anywhere in the world. The fund seeks growth of capital.

- Fidelity International Growth & Income Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in foreign securities including common stocks with a focus on those that pay current dividends and have the potential for capital appreciation. The fund seeks capital growth and current income.

Fidelity Freedom Funds

- Fidelity Freedom Income Fund                      - Fidelity Freedom 2020 Fund

- Fidelity Freedom 2000 Fund                        - Fidelity Freedom 2030 Fund

- Fidelity Freedom 2010 Fund                        - Fidelity Freedom 2040 Fund

These funds are unaffiliated registered investment company mutual funds that invest in a combination of underlying Fidelity funds according to an asset allocation strategy that becomes increasingly conservative over time as each fund's target retirement date approaches. When each of these target retirement date funds matches the asset allocation of the Fidelity Freedom Income fund (approximately five to ten years after the respective fund's target retirement date), it is expected that each fund will be combined with the Fidelity Freedom Income Fund. These funds' investment objectives are to achieve high current income and capital appreciation.

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Employer Stock Fund

-  UGI Common Stock Fund

This fund invests principally in shares of UGI Corporation Common Stock. Participants in the fund do not individually own specific shares of UGI Corporation Common Stock but rather own units in the fund that invests in such shares and short-term investments. The value of a unit in the UGI Common Stock Fund was initially set at $10.00 and is recalculated daily by dividing the fair value of the fund's assets (comprising shares of UGI Corporation Common Stock and temporary cash investments) by the total number of units outstanding. Generally, participant requests to redeem units from the UGI Common Stock Fund are processed on the day received if such request is received by Fidelity before the close of the New York Stock Exchange and provided that there are sufficient short-term investments in the fund for liquidity. In such case, the participant will receive the net asset value, or closing price for the units, calculated using the closing price for UGI Corporation Common Stock on the New York Stock Exchange for that day. However, on days of unusually heavy requests for sale, the UGI Common Stock Fund may not have sufficient short-term investments for liquidity. In such case, requests to sell units received before the close of the New York Stock Exchange may not be processed on that day at that date's closing price but may be suspended until sufficient liquidity is restored. Units will be redeemed generally on a first-in, first-out basis at the closing price for the processing date. Loans, withdrawals and distributions from the UGI Common Stock Fund will be given priority over exchanges with other funds. During the 2002 Plan Year, the UGI Common Stock Fund increased its temporary cash investments to mitigate the potential need to defer redemptions.

DISTRIBUTIONS. The Plan benefit of a participant who terminates employment as a result of retirement or total disability, as defined by the Plan document, shall be equal to the proceeds of liquidation of 100% of the balance of his or her account. Participants may elect to receive their interest in the UGI Common Stock Fund in the form of shares of UGI Corporation Common Stock. The Plan benefit of a participant who terminates employment for reasons other than retirement or total disability shall be equal to the proceeds of liquidation of the vested portion of his or her account. Where the amount to be distributed exceeds $5,000, no distribution shall be made to any Plan participant prior to his or her normal retirement age (as defined in the Plan document) unless the participant elects to receive such distribution. Where the amount to be distributed does not exceed $5,000, a Plan participant's benefit will be distributed as soon as practicable after the participant becomes entitled to receive a distribution.

A participant who continues to work past age 70 1/2 will receive a distribution upon termination of employment.

DEATH. If a participant dies prior to receiving a distribution of his or her account, the participant's designated beneficiary shall be entitled to receive a lump-sum distribution of the proceeds of liquidation of 100% of the vested portion of his or her account. Generally, the account will be distributed to the beneficiary as soon as practicable following the date of death. The beneficiary of a participant who is married at the time of the participant's death will be the participant's spouse, unless the participant designated another beneficiary and the spouse consented to such designation in accordance with procedures specified by the Plan document.

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

WITHDRAWALS. Generally, a participant may withdraw up to 50% of the balance of his or her account attributable to after-tax contributions (including after-tax contributions that were matched by the Employer) at any time. However, the withdrawal must be in an amount of at least $250. If any portion of the amount withdrawn is attributable to contributions that were matched by the Employers, the participant's participation in the Plan will be suspended for the three-month period following the withdrawal. No more than one withdrawal in any calendar year is permitted from each of the matched and unmatched portions of a participant's after-tax contribution account.

A participant may withdraw before-tax contributions (and earnings attributable thereto credited as of December 31, 1988) and rollover contributions, only on account of financial hardship resulting from (i) medical expenses as defined in section 213(d) of the IRC; (ii) educational expenses for the next twelve months of post-secondary education of the participant, or his or her spouse, children or dependents; (iii) foreclosure on a primary residence; or (iv) costs directly related to the purchase of a primary residence. A hardship withdrawal will be permitted if the Plan Administrator determines that (i) the withdrawal is on account of an immediate and heavy financial need of the participant and (ii) the withdrawal is necessary to satisfy such financial need. A participant's participation in the Plan is suspended for the six-month period following a hardship withdrawal.

While a participant is still employed by any of the Employers, withdrawals of amounts attributable to Employer's contributions and post-1988 earnings on participant before-tax contributions, are not permitted.

LOAN PROVISION. The Plan includes an employee loan provision. Generally, at the time a loan is to be made, the amount of all loans to be outstanding may not exceed the lesser of (i) 50% of a participant's before-tax and rollover account balances, or (ii) $50,000 less the highest balance of any loan during the prior twelve-month period. Each loan bears interest at a rate determined in accordance with generally prevailing market conditions for similar types of loans. The minimum loan amount is $1,000. The amount of the loan withdrawn from a participant's account is allocated in proportion to the value of the participant's salary deferral and rollover account balances in each investment fund. Repayments, including interest, are made in equal installments through payroll deductions and are allocated to participant accounts in accordance with current investment elections. No loan may have a final maturity in excess of five years except that, if the loan is used to purchase a principal residence for the participant, the loan may have a final maturity of up to ten years. No participant shall be permitted to have more than two loans outstanding at any one time.

                              UGI UTILITIES, INC.
                                  SAVINGS PLAN

                   NOTES TO FINANCIAL STATEMENTS (Continued)

ADMINISTRATIVE EXPENSES. Administrative expenses of the Plan are chargeable to the Plan unless paid for by the Employers. The Employers currently pay such expenses. Loan administration and withdrawal fees are paid by participants. Mutual fund expenses are paid to fund managers from mutual fund assets.

PLAN TERMINATION. Although it has not expressed any intent to do so, UGI Utilities has the right to terminate the Plan in whole or in part at any time for any reason. In the event of a complete or partial termination of the Plan, the affected participants will become fully vested in their account balances.

PLAN AMENDMENT. UGI Utilities may amend the Plan at any time for any reason by written action of its Board of Directors. Amendments required to comply with the IRC to maintain compliance with current laws or regulations, to correct errors or omissions in the Plan document, or to facilitate the administration of the Plan, however, may be made by the Retirement Committee without Board approval.

VOTING RIGHTS OF UGI COMMON STOCK FUND PARTICIPANTS. A participant has the right to instruct the trustee of the Plan how to vote, at each meeting of shareholders, all shares of UGI Corporation Common Stock (including fractional shares) represented by the value of the participant's interest in the UGI Common Stock Fund, and a pro rata portion of unvoted shares. A participant also has the right to direct the trustee of the Plan whether or not to tender shares in response to a tender offer.

2.       ACCOUNTING POLICIES

The accompanying financial statements are prepared on the accrual basis of accounting.

The Plan's investments in registered investment company mutual funds are valued at quoted market prices which represent the net asset value of shares held by the Plan. Investment contracts included in the Fidelity Managed Income Portfolio II fund, an unaffiliated commingled pool, are carried at contract value which represents deposits plus accrued interest. The Plan Administrator believes contract value approximates fair value. Shares of UGI Common Stock included in the UGI Common Stock Fund are reflected at fair value based upon quoted market prices.

Dividend income is recorded on the record date. Interest earned on investments is recorded on the accrual basis. Purchases and sales of securities are recorded on a trade date basis.

The Plan presents in the Statements of Changes in Net Assets Available for Benefits the net depreciation in fair value of investments which consists of realized gains or losses and unrealized appreciation (depreciation) in the fair value of those investments.

Distributions are made to Plan participants based upon the fair value of each participant's investment account (except for investments of the Managed Income Fund for which distributions are based upon contract value) as of the dates of the distribution. Distributions to participants are recorded when paid.

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

Transfers of participant balances represent amounts transferred to or from the AmeriGas Propane, Inc. Savings Plan and the UGI HVAC Enterprises, Inc. Savings Plan, affiliate plans.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Plan Administrator to make estimates and assumptions that affect the reported amounts of net assets available for benefits and changes therein. Actual results could differ from these estimates.

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3.       Trust Investments

The components of trust investments by fund at December 31, 2002 and 2001 are as follows:

                                                                                                           December 31,
                                                                                                    2002                2001
                                                                                                 -----------         -----------
Fidelity Cash Reserves Fund (shares -- 3,539,954 and 3,374,931, respectively)                    $ 3,539,954 *       $ 3,374,931 *
                                                                                                 -----------         -----------

Fidelity Managed Income Portfolio II Fund (shares -- 9,936,543 and
      8,656,475, respectively)                                                                     9,936,543 *         8,656,475 *
                                                                                                 -----------         -----------

Fidelity Intermediate Bond Fund (shares -- 110,560 and 102,324, respectively)                      1,186,305           1,055,981
                                                                                                 -----------         -----------

Fidelity Capital & Income Fund ( shares -- 22,902 and 21,306, respectively)                          143,827             144,452
                                                                                                 -----------         -----------

Fidelity U.S. Bond Index Fund (shares -- 66,454 and 40,155, respectively)                            746,938             433,671
                                                                                                 -----------         -----------

Fidelity Balanced Fund (shares -- 17,376 and 13,219, respectively)                                   230,924             196,958
                                                                                                 -----------         -----------

Fidelity Puritan Fund (shares -- 17,242 and 6,946, respectively)                                     272,255             122,742
                                                                                                 -----------         -----------

Fidelity Spartan U.S. Equity Index Fund (shares -- 63,353 and
      58,021, respectively)                                                                        1,973,458           2,357,989
                                                                                                 -----------         -----------

Fidelity Equity Income Fund (shares -- 194,262 and 193,334, respectively)                          7,706,386 *         9,428,885 *
                                                                                                 -----------         -----------

Fidelity Fund (shares -- 61,191 and 63,098, respectively)                                          1,362,123           1,822,270
                                                                                                 -----------         -----------

Fidelity Growth & Income Portfolio (shares -- 10,204 and 9,572, respectively)                        309,277             357,818
                                                                                                 -----------         -----------

Fidelity Equity Income II Fund (shares -- 10,202 and 6,566, respectively)                            177,409             138,077
                                                                                                 -----------         -----------

Fidelity Real Estate Investment Portfolio (shares -- 21,230 and 11,746, respectively)                390,413             217,541
                                                                                                 -----------         -----------

Fidelity Magellan Fund (shares -- 163,165 and 163,429, respectively)                              12,883,530 *        17,032,610 *
                                                                                                 -----------         -----------

Fidelity Growth Company Fund (shares -- 61,493 and 60,944, respectively)                           2,178,077           3,243,428 *
                                                                                                 -----------         -----------

Fidelity OTC Portfolio (shares -- 33,969 and 34,396, respectively)                                   812,209           1,072,123
                                                                                                 -----------         -----------

Fidelity Capital Appreciation Fund (shares -- 6,488 and 6,871, respectively)                         104,980             141,191
                                                                                                 -----------         -----------

Fidelity Blue Chip Growth Fund (shares -- 26,037 and 24,714, respectively)                           831,633           1,061,232
                                                                                                 -----------         -----------

Fidelity Low-Priced Stock Fund (shares -- 33,670 and 13,340, respectively)                           847,478             365,783
                                                                                                 -----------         -----------

Fidelity Small Cap Independence Fund (shares -- 18,325 and 14,416, respectively)                     243,723             242,193
                                                                                                 -----------         -----------

Fidelity Value Fund (shares --  11,591 and 7,469, respectively)                                      537,723             384,704
                                                                                                 -----------         -----------

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3.       TRUST INVESTMENTS (CONTINUED)

                                                                                                           December 31,
                                                                                                    2002                2001
                                                                                                 -----------         -----------
Fidelity Overseas Fund (shares -- 24,353 and 23,615, respectively)                                   535,772             647,523
                                                                                                 -----------         -----------

Fidelity Worldwide Fund (shares -- 8,607 and 7,359, respectively)                                    102,256             107,879
                                                                                                 -----------         -----------

Fidelity International Growth & Income Fund (shares -- 7,861 and
      6,504, respectively)                                                                           132,226             122,007
                                                                                                 -----------         -----------

Fidelity Freedom Income Fund (shares  -- 3,891 and 3,968,  respectively)                              41,245              43,376
                                                                                                 -----------         -----------

Fidelity Freedom 2000 Fund (shares -- 5,471 and 18,451, respectively)                                 60,234             212,550
                                                                                                 -----------         -----------

Fidelity Freedom 2010 Fund (shares -- 53,029 and 39,471, respectively)                               606,650             497,724
                                                                                                 -----------         -----------

Fidelity Freedom 2020 Fund (shares -- 46,672 and 44,595, respectively)                               496,585             561,006
                                                                                                 -----------         -----------

Fidelity Freedom 2030 Fund (shares -- 19,224 and 22,028, respectively)                               196,858             276,673
                                                                                                 -----------         -----------

Fidelity Freedom 2040 Fund (shares --  3,256 and 1,119, respectively)                                 19,078               8,271
                                                                                                 -----------         -----------

UGI Common Stock Fund
      UGI Corporation Unitized Stock Fund (units -- 345,352 and 316,223,
           respectively)                                                                           5,456,559 *         4,047,651 *
      Dividends receivable                                                                            58,567              56,720
                                                                                                 -----------         -----------
                                                                                                   5,515,126           4,104,371
                                                                                                 -----------         -----------

Total trust investments - fair value, except for group annuity contracts included in the Fidelity Managed Income Portfolio II Fund
      which are carried at contract value                                                        $54,121,195         $58,432,434
                                                                                                 ===========         ===========

Total trust investments - cost                                                                   $61,857,272         $58,953,385
                                                                                                 ===========         ===========

* - Investment represents five percent or more of the net assets available for benefits.

The net (depreciation) appreciation in fair value of investments during the years ended December 31, 2002 and 2001 by major investment category follows:

                                                                                                    Year                Year
                                                                                                    Ended              Ended
                                                                                                 December 31,        December 31,
                                                                                                    2002                2001
                                                                                                 -----------         -----------
Registered investment company mutual funds                                                       $(9,386,100)        $(5,960,005)
UGI Common Stock Fund                                                                                976,332             703,059
                                                                                                 -----------         -----------
Total net depreciation in fair value                                                             $(8,409,768)        $(5,256,946)
                                                                                                 ===========         ===========

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

During the 2002 Plan Year and the 2001 Plan Year, the Plan purchased, at market prices, 7,842 and 8,114 shares of UGI Corporation Common Stock directly from UGI Corporation for $250,364 and $213,277, respectively.

The investments of the separate investment funds are exposed to various risks such as interest rate, market and credit risk. The degree and concentration of these risks vary by fund. Due to the level of risk associated with the separate investment funds, it is reasonably possible that changes in risk in the near term could materially affect participants' account balances and the amounts reported in the Statements of Net Assets Available for Benefits and the Statements of Changes in Net Assets Available for Benefits.

4.       FEDERAL INCOME TAX STATUS

On December 6, 2002, the Internal Revenue Service issued a favorable determination letter concerning the qualified status of the Plan in effect as of November 27, 2002 under Section 401(a) of the IRC. The Plan Administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. No U.S. income taxes are required to be paid by the trust created under the Plan (the Trust) and participants are not taxed on Employers' contributions to the Trust or income earned by the Trust. When a participant, or his or her beneficiary or estate, receives a distribution under the Plan, the taxability of the value of such distribution depends on the form and time of payment.

                        UGI UTILITIES, INC. SAVINGS PLAN
              Item 4(i) - SCHEDULE OF ASSETS (HELD AT END OF YEAR)

                                                                 December 31, 2002
                                                ----------------------------------------------------
                                                   Number of
                                                   Shares or                   Fair Value/
                                                   Principal                    Contract
NAME OF ISSUER AND TITLE OF ISSUE                   Amount           Cost        Value        % (2)
---------------------------------               ---------------  -----------   -----------   -------
FIDELITY CASH RESERVES FUND (1) (3)             3,539,954 shrs   $ 3,539,954   $ 3,539,954   100.00%
                                                                 -----------   -----------   ------
FIDELITY MANAGED INCOME
  PORTFOLIO II FUND (1) (3)                     9,936,543 shrs     9,936,543     9,936,543   100.00%
                                                                 -----------   -----------   ------
FIDELITY INTERMEDIATE BOND FUND (3)               110,560 shrs     1,130,597     1,186,305   100.00%
                                                                 -----------   -----------   ------
FIDELITY CAPITAL & INCOME FUND (3)                 22,902 shrs       189,200       143,827   100.00%
                                                                 -----------   -----------   ------
FIDELITY U.S. BOND INDEX FUND (3)                  66,454 shrs       724,213       746,938   100.00%
                                                                 -----------   -----------   ------
FIDELITY BALANCED FUND (3)                         17,376 shrs       258,483       230,924   100.00%
                                                                 -----------   -----------   ------
FIDELITY PURITAN FUND (3)                          17,242 shrs       303,164       272,255   100.00%
                                                                 -----------   -----------   ------
FIDELITY SPARTAN U.S. EQUITY
  INDEX FUND (3)                                   63,353 shrs     2,510,129     1,973,458   100.00%
                                                                 -----------   -----------   ------
FIDELITY EQUITY INCOME FUND (1) (3)               194,262 shrs     8,659,632     7,706,386   100.00%
                                                                 -----------   -----------   ------
FIDELITY FUND (3)                                  61,191 shrs     1,978,937     1,362,123   100.00%
                                                                 -----------   -----------   ------
FIDELITY GROWTH & INCOME
   PORTFOLIO (3)                                   10,204 shrs       403,761       309,277   100.00%
                                                                 -----------   -----------   ------
FIDELITY EQUITY INCOME II FUND (3)                 10,202 shrs       229,857       177,409   100.00%
                                                                 -----------   -----------   ------
FIDELITY REAL ESTATE INVESTMENT
   PORTFOLIO (3)                                   21,230 shrs       391,762       390,413   100.00%
                                                                 -----------   -----------   ------
FIDELITY MAGELLAN FUND (1) (3)                    163,165 shrs    16,115,317    12,883,530   100.00%
                                                                 -----------   -----------   ------
FIDELITY GROWTH COMPANY FUND (3)                   61,493 shrs     3,989,959     2,178,077   100.00%
                                                                 -----------   -----------   ------
FIDELITY OTC PORTFOLIO (3)                         33,969 shrs     1,741,918       812,209   100.00%
                                                                 -----------   -----------   ------
FIDELITY CAPITAL APPRECIATION FUND (3)              6,488 shrs       154,135       104,980   100.00%
                                                                 -----------   -----------   ------
FIDELITY BLUE CHIP GROWTH FUND (3)                 26,037 shrs     1,291,032       831,633   100.00%
                                                                 -----------   -----------   ------
FIDELITY LOW-PRICED STOCK FUND (3)                 33,670 shrs       917,370       847,478   100.00%
                                                                 -----------   -----------   ------
FIDELITY SMALL CAP INDEPENDENCE FUND (3)           18,325 shrs       293,881       243,723   100.00%
                                                                 -----------   -----------   ------
FIDELITY VALUE  FUND (3)                           11,591 shrs       584,819       537,723   100.00%
                                                                 -----------   -----------   ------
FIDELITY OVERSEAS FUND (3)                         24,353 shrs       843,371       535,772   100.00%
                                                                 -----------   -----------   ------

                        UGI UTILITIES, INC. SAVINGS PLAN
        Item 4(i) - SCHEDULE OF ASSETS (HELD AT END OF YEAR) (CONTINUED)

                                                                       December 31, 2002
                                                ------------------------------------------------------------
                                                  Number of
                                                  Shares or                     Fair Value/
                                                  Principal                     Contract
NAME OF ISSUER AND TITLE OF ISSUE                   Amount          Cost          Value           % (2)
---------------------------------               --------------   -----------    -----------    -------------
FIDELITY WORLDWIDE FUND (3)                         8,607 shrs       138,629        102,256          100.00%
                                                                 -----------    -----------    ------------
FIDELITY INTERNATIONAL GROWTH
   & INCOME FUND (3)                                7,861 shrs       178,176        132,226          100.00%
                                                                 -----------    -----------    ------------
FIDELITY FREEDOM INCOME FUND (3)                    3,891 shrs        43,006         41,245          100.00%
                                                                 -----------    -----------    ------------
FIDELITY FREEDOM 2000 FUND (3)                      5,471 shrs        69,515         60,234          100.00%
                                                                 -----------    -----------    ------------
FIDELITY FREEDOM 2010 FUND (3)                     53,029 shrs       708,752        606,650          100.00%
                                                                 -----------    -----------    ------------
FIDELITY FREEDOM 2020 FUND (3)                     46,672 shrs       641,442        496,585          100.00%
                                                                 -----------    -----------    ------------
FIDELITY FREEDOM 2030 FUND (3)                     19,224 shrs       283,328        196,858          100.00%
                                                                 -----------    -----------    ------------
FIDELITY FREEDOM 2040 FUND (3)                      3,256 shrs        22,330         19,078          100.00%
                                                                 -----------    -----------    ------------
UGI COMMON STOCK FUND (1) (3)

UGI Corporation Unitized Stock Fund              345,352 units     3,525,493      5,456,559           98.94%
Dividends receivable                            $ 58,567              58,567         58,567            1.06%
                                                                 -----------    -----------    ------------
                                                                   3,584,060      5,515,126          100.00%
                                                                 -----------    -----------    ------------

PARTICIPANT  LOANS
Loan principal outstanding (3)(4)                                          -      1,605,663          100.00%
                                                                 -----------    -----------    ------------
Total - all funds                                                $61,857,272    $55,726,858
                                                                 ===========    ===========

----------------------------------
(1) Investment represents 5% or more of the net assets available for benefits.

(2)      Percentages represent percentage of fair value of each fund.

(3)      Party in interest.

(4) Interest rates on loans outstanding as of December 31, 2002 range from 5.25% to 10.50%.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                         EIN #23-2786294 PLAN NUMBER 002

                              FINANCIAL STATEMENTS

                 for the years ended December 31, 2002 and 2001

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                          INDEX TO FINANCIAL STATEMENTS

                                                                                            Page(s)
                                                                                            -------
Report of Independent Auditors                                                                    2

Financial Statements:

      Statements of Net Assets Available for Benefits at
           December 31, 2002 and 2001                                                             3

      Statements of Changes in Net Assets Available for Benefits
           for the years ended December 31, 2002 and 2001                                         4

      Notes to Financial Statements                                                          5 - 18

Item 4(i) - Schedule of Assets (Held at End of Year)                                        19 - 20

                        REPORT OF INDEPENDENT AUDITORS

To the Participants and Administrator of AmeriGas Propane, Inc. Savings Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the AmeriGas Propane, Inc. Savings Plan (the "Plan") at December 31, 2002 and 2001 and the changes in net assets available for benefits for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of Schedule of Assets (Held at End of Year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 20, 2003

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                                                                                   December 31,
                                                                            2002                  2001
                                                                       -------------         -------------
Investments (Note 3)                                                   $ 137,724,658         $ 154,153,011

Loans to participants                                                      4,043,552             3,866,812
                                                                       -------------         -------------
  Net assets available for benefits                                    $ 141,768,210         $ 158,019,823
                                                                       =============         =============


See accompanying notes to financial statements.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS


                                                                                     Year Ended December 31,
                                                                              2002                        2001
                                                                             -------------             -------------
Participants' contributions                                                    $ 8,904,183             $   8,212,544
Participants' rollover contributions                                               488,335                 5,347,983
Company contributions                                                            2,935,432                 4,981,683

Investment income (loss):
     Dividends                                                                   2,954,612                 4,524,621
     Net depreciation in value of investments                                  (21,004,618)              (13,479,400)
Administration fees                                                                (36,661)                  (33,453)
Other, primarily  interest on loans                                                306,588                   318,620
Net transfers of participants' balances                                             61,592                    33,449

Distributions to participants                                                  (10,861,076)              (14,344,515)
                                                                             -------------             -------------
Net decrease                                                                   (16,251,613)               (4,438,468)

Net assets available for benefits - beginning of year                          158,019,823               162,458,291
                                                                             -------------             -------------
Net assets available for benefits - end of year                              $ 141,768,210             $ 158,019,823
                                                                             =============             =============

See accompanying notes to financial statements.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS

1.       DESCRIPTION OF THE PLAN

The following brief description of the AmeriGas Propane, Inc. Savings Plan
(Plan) provides general information on the provisions of the Plan in effect on December 31, 2002 and during the periods covered by the financial statements. More complete information is included in the Plan document.

GENERAL. The Plan is a defined contribution plan covering employees of AmeriGas Propane, Inc. (a Pennsylvania corporation, hereinafter referred to as "the Company"). Employees are eligible upon hire to participate in the Plan. The Plan also holds assets of certain defined contribution pension plans that were terminated in prior years and were merged into the Plan. Such assets include what is referred to as the "Pension Account" and "Predecessor Pension Rollover Account" and do not impact the general provisions of the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan is administered by the AmeriGas Propane, Inc. Benefits Committee (Plan Administrator), whose members are appointed by the President of the Company and subject to approval by the Compensation/Pension Committee of the Company's Board of Directors.

CONTRIBUTIONS. Certain contribution and other provisions of the Plan were amended as of January 1, 2002 as permitted by the Economic Growth and Tax Relief Reconciliation Act of 2001 ("the Act"). Effective January 1, 2002, a participant may elect to contribute to the Plan on a before-tax basis through payroll reduction an amount equal to from 1% to 50%, in whole percentages, of eligible compensation. During the 2001 Plan Year, a participant could elect to contribute to the Plan on a before-tax basis through payroll reduction an amount equal to from 1% to 15%, in whole percentages, of eligible compensation. Calendar year contribution amounts are subject to limits prescribed by the Internal Revenue Code (IRC). For the 2002 and 2001 Plan Years, the IRC before-tax contribution limits were $11,000 and $10,500, respectively. A participant may increase, reduce or suspend his or her contributions at any time by contacting Fidelity Institutional Retirement Services Co. (FIRSCO).

Effective January 1, 2002, the Plan allows for "catch-up contributions". The catch-up contribution provision allows certain employees to make before-tax contributions over and above the IRS and Plan limits. In order to be eligible to make catch-up contributions, employees must be at least 50 years of age and must be contributing the IRC or Plan limit. The maximum catch-up contribution for the 2002 Plan Year was $1,000, which amount shall increase $1,000 per year through 2006. Catch-up contributions are not eligible for the Company matching contribution (as described below).

The Plan also accepts on behalf of any employee (i) the entire amount of cash received as a distribution from another qualified trust forming part of a plan described in Section 401(a) of the IRC or from a "rollover" individual retirement plan described in Section 408 of the IRC, but only if the deposit qualifies as a tax free rollover as defined in section 402 or (ii) a direct transfer from another plan qualified under Section 401(a) of the IRC. Effective January 1, 2002, the Plan accepts rollovers from after-tax contributions as permitted under the Act.

Generally the Company shall contribute to the Plan an amount equal to 100% of contributions made by each eligible participant for each payroll period up to a total of 5% of the participant's

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

eligible compensation for each such payroll period. A participant will be eligible to receive matching contributions after he or she has completed a year of service as defined in the Plan document. In conjunction with the implementation of a short-term cost savings program, the Plan was amended to lower the Company contribution rate to 25% of contributions made by each eligible participant for each payroll period up to a total of 5% of the participant's eligible compensation for the period March 1, 2002 to September 30, 2002.

The Company may also make profit-sharing contributions for each Plan year, out of its net profits, as shall be determined by its Board of Directors, in its sole discretion, to all eligible participants. A participant will be eligible to receive profit sharing contributions if he or she (i) has completed one year of service; (ii) was not eligible to participate in the AmeriGas Propane, Inc. Supplemental Executive Retirement Plan as of the last day of a Plan year; and
(iii) either (a) remained in the employ of the Company through the end of the Plan year as of which such contribution is to be allocated; (b) retired, experienced total disability (as defined in the Plan document), or died while in service during the Plan year; or (c) was on an excused absence (as defined in the Plan document) at the end of the Plan year. Subject to certain limitations, the profit sharing contribution to be credited to a participant's accounts shall be allocated as of the last day of the Plan year by dividing the total amount of such contribution by the number of eligible Plan participants. No such amounts were contributed to the Plan in respect of the 2002 Plan Year or the 2001 Plan Year.

Any participant who (i) satisfies the eligibility requirements described in the immediately preceding paragraph; (ii) was a participant in the former Retirement Income Plan for Employees of AP Propane, Inc. as of December 31, 1988; and (iii) had attained the age of 50 as of that date, is entitled to an additional contribution as of the last day of each Plan year as follows:

    Age as of                               Percentage of
December 31, 1988                       Eligible Compensation
    50 to 54                                      2%
    55 to 59                                      3%
   60 and over                                    4%

All contributions are invested in accordance with participant investment elections in effect on the dates of the contributions.

A participant will at all times be fully (100%) vested in the portion of his or her account attributable to the following sources: (i) Predecessor Account; (ii) Predecessor Pension Rollover Account; (iii) Rollover/Dollar Builder Account;
(iv) Rollover ESOP Account; (v) Salary Deferral Account; and (vi) the Voluntary Participant Contribution Account, each as defined in the Plan document. A participant is fully vested in the portion of his or her account attributable to Company contributions as follows: 25% after two years of service; 50% after three years of service; 75% after four years of service; and 100% after five years of service. In addition, a participant is fully vested in the portion of his or her account attributable to Company contributions upon the attainment of normal retirement age (as defined in the Plan document), total disability (as defined in the Plan document) or death while in the employ of the Company or an affiliated company. For Plan purposes, a

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

participant will attain normal retirement age on the later of his or her 65th birthday or the fifth anniversary of his or her date of hire.

A participant who terminates employment before he or she is vested will forfeit nonvested amounts attributable to Company contributions, among other things. These forfeited amounts remain in the Plan and are available to reduce future Company contributions. For the 2002 Plan Year and 2001 Plan Year, forfeitures of $289,426 and $317,290, respectively, were used to reduce Company contributions. During the 2002 Plan Year and 2001 Plan Year, $264,088 and $301,957, respectively, were forfeited from participant accounts. As of December 31, 2002 and 2001, there were $85,744 and $109,054, respectively, of forfeitures remaining in the Plan.

On August 21, 2001, the Company, through its second-tier operating subsidiary, AmeriGas Propane, L.P., acquired the propane distribution businesses of Columbia Energy Group (Columbia Propane). The acquired businesses comprised the seventh largest retail marketer of propane in the United States. Employees of Columbia Propane who became employees of the Company received credit for service with Columbia Propane for vesting purposes. In addition, such employees, were offered the opportunity to elect a rollover of their eligible account balance in the Columbia Savings Plan, including (through October 12, 2001) any loans outstanding, to the Plan. These rollovers are included in participants' rollover contributions on the 2001 Statement of Changes in Net Assets Available for Benefits.

INVESTMENT FUNDS. A participant may elect to have his or her funds invested in one or more investment funds. Generally, participants may transfer amounts between funds at any time with no limit. Participants may change their investment elections for future contributions at any time. Fidelity Management Trust Company is the Plan's trustee for all investment assets of the Plan. References to "Fidelity" below refer to investment funds managed by Fidelity Management and Research (FMR). Following are brief descriptions of the investment options available to participants and the strategies and objectives of each fund.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

Money Market Fund

- Fidelity Cash Reserves Fund

This fund is an unaffiliated registered investment company mutual fund that invests in U.S. dollar-denominated money market securities and repurchase agreements, and may enter into reverse repurchase agreements. The fund's objective is to provide as high a level of current income as is consistent with the preservation of capital and liquidity.

Managed Income Fund

- Fidelity Managed Income Portfolio II Fund

This fund is an unaffiliated commingled pool whose investments principally comprise investment contracts issued by insurance companies and financial institutions and certain types of fixed income securities. The fund's objective is to preserve principal while earning interest income.

Income Funds

- Fidelity Intermediate Bond Fund

This fund is an unaffiliated registered investment company mutual fund which normally invests in investment-grade bonds while normally maintaining a dollar-weighted average maturity between three and ten years. The fund's objective is to provide a high level of current income.

- Fidelity Capital & Income Fund

This fund is an unaffiliated registered investment company mutual fund that invests mainly in equity and debt securities, including defaulted securities, with an emphasis on lower-quality debt securities. The fund invests in companies in troubled or uncertain financial condition and in domestic and foreign issuers. The fund's objective is to provide income and capital growth.

- Fidelity U.S. Bond Index Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in bonds included in the Lehman Brothers Aggregate Bond Index. The fund's objective is to provide investment results that correspond to the total returns of bonds in the Lehman Brothers Aggregate Bond Index.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

Balanced Funds

- Fidelity Balanced Fund                        - Fidelity Puritan Fund

These funds are unaffiliated registered investment company mutual funds that invest in stocks and other equity securities and in bonds and other debt securities. The funds seek income and capital growth.

Growth and Income Funds

- Fidelity Spartan U.S. Equity Index Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks included in the Standard and Poor's 500 Index (S&P 500) a widely recognized, unmanaged index of 500 U.S. common stocks. The fund's objective is to match the total return of the S&P 500.

- Fidelity Equity Income Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in income-producing equity securities. The fund's objective is to provide reasonable income while considering the potential for capital appreciation.

- Fidelity Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks. The fund may also invest a portion of assets in bonds, including lower-quality debt securities. The fund seeks long-term capital growth.

- Fidelity Growth & Income Portfolio

This fund is an unaffiliated registered investment company mutual fund that normally invests a majority of total assets in common stocks with a focus on those that pay current dividends and show potential for capital appreciation. The fund may also invest in bonds. The fund seeks high total return through a combination of current income and capital appreciation.

- Fidelity Equity Income II Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in income-producing equity securities. The fund seeks reasonable income and the potential for capital appreciation.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

- Fidelity Real Estate Investment Portfolio

This fund is an unaffiliated registered investment company mutual fund that principally invests in equity securities of companies principally engaged in the real estate industry. The fund seeks above-average income and long-term capital growth consistent with reasonable risk.

Growth Funds

- Fidelity Magellan Fund

This fund is an unaffiliated registered investment company mutual fund that invests primarily in common stocks of domestic and foreign issuers. The fund seeks capital appreciation.

- Fidelity Growth Company Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of domestic and foreign issuers that are expected to have above-average growth potential. The fund seeks capital appreciation.

- Fidelity OTC Portfolio

This fund is an unaffiliated registered investment company mutual fund that principally invests in securities traded on the over-the-counter (OTC) market. The fund seeks capital appreciation.

- Fidelity Capital Appreciation Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of domestic and foreign issuers. The fund seeks capital appreciation.

- Fidelity Blue Chip Growth Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of well-known and established companies. The fund invests in securities of domestic and foreign issuers. The fund seeks growth of capital over the long term.

- Fidelity Low-Priced Stock Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in low-priced common stocks. The fund seeks capital appreciation.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

- Fidelity Small Cap Independence Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of domestic and foreign issuers with small market capitalizations. The fund seeks capital appreciation.

- Fidelity Value Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of companies that possess valuable fixed assets or that are believed to be undervalued in relation to the issuing company's assets, earnings, or growth potential. The fund seeks capital appreciation.

International Funds

- Fidelity Overseas Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in foreign securities. The fund invests primarily in common stocks and seeks long-term growth of capital.

- Fidelity Worldwide Fund

This fund is an unaffiliated registered investment company mutual fund that invests primarily in common stocks issued anywhere in the world. The fund seeks growth of capital.

- Fidelity International Growth & Income Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in foreign securities including common stocks with a focus on those that pay current dividends and have the potential for capital appreciation. The fund seeks capital growth and current income.

Fidelity Freedom Funds

- Fidelity Freedom Income Fund               - Fidelity Freedom 2020 Fund

- Fidelity Freedom 2000 Fund                 - Fidelity Freedom 2030 Fund

- Fidelity Freedom 2010 Fund                 - Fidelity Freedom 2040 Fund

These funds are unaffiliated registered investment company mutual funds that invest in a combination of underlying Fidelity funds according to an asset allocation strategy that becomes increasingly conservative over time as each fund's target retirement date approaches. When each of these target retirement date funds matches the asset allocation of the Fidelity Freedom Income fund (approximately five to ten years after the respective fund's target retirement date), it is

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

expected that each fund will be combined with the Fidelity Freedom Income Fund. These funds' investment objectives are to achieve high current income and capital appreciation.

Employer Stock Fund

- UGI Common Stock Fund

This fund invests principally in shares of UGI Corporation Common Stock. Participants in the fund do not individually own specific shares of UGI Corporation Common Stock but rather own units in the fund that invests in such shares and short-term investments. The value of a unit in the UGI Common Stock Fund was initially set at $10.00 and is recalculated daily by dividing the fair value of the fund's assets (comprising shares of UGI Corporation Common Stock and temporary cash investments) by the total number of units outstanding. Generally, participant requests to redeem units from the UGI Common Stock Fund are processed on the day received if such request is received by Fidelity before the close of the New York Stock Exchange and provided that there are sufficient short-term investments in the fund for liquidity. In such case, the participant will receive the closing price for the units calculated using the closing price for UGI Corporation Common Stock on the New York Stock Exchange for that day. However, on days of unusually heavy requests for sale, the UGI Common Stock Fund may not have sufficient short-term investments for liquidity. In such case, requests to sell units received before the close of the New York Stock Exchange may not be processed on that day at that date's closing price but may be suspended until sufficient liquidity is restored. Units will be redeemed generally on a first-in, first-out basis at the closing price for the processing date. Loans, withdrawals and distributions from the UGI Common Stock Fund will be given priority over exchanges with other funds. During the 2002 Plan Year, the UGI Common Stock Fund increased its temporary cash investments to mitigate the potential need to defer redemptions.

DISTRIBUTIONS. The Plan benefit of a participant who terminates employment as a result of retirement, death or total disability, as defined by the Plan document, shall be equal to the proceeds of liquidation of 100% of the balance of his or her account. Participants may elect to receive their interest in the UGI Common Stock Fund in the form of shares of UGI Corporation Common Stock. The Plan benefit of a participant who terminates employment for reasons other than retirement, death or total disability shall be equal to the proceeds of liquidation of the vested portion of his or her account.

Distributions will generally be made in the form of a lump sum. If the value of a participant's account exceeds $5,000 and the participant is married, the participant's Pension Account and Predecessor Pension Rollover Account will be distributed in the form of a joint and survivor annuity. Under a joint and survivor annuity, the participant will receive a monthly benefit for his or her lifetime and upon the participant's death, the participant's surviving spouse, if any, will receive a monthly benefit equal to 50% of the benefit the participant was receiving. If the value of the participant's account exceeds $5,000 and the participant is not married, the participant's Pension Account and Predecessor Pension Rollover Account will be distributed in the form of a single life annuity. In lieu of a joint and survivor annuity or a single life annuity, a participant may generally elect to receive his or her Pension Account and Predecessor Pension Rollover Account in the form of (i) a lump sum; (ii) a single life annuity; (iii) a joint and survivor annuity with 50% or 100% of

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

the participant's monthly payments continuing, after the participant's death, for the life of the participant's beneficiary; or (iv) installments over 5 or 10 years, as elected by the participant. Any such election will be subject to spousal consent, if applicable.

Where the amount to be distributed exceeds $5,000, no distribution shall be made to any Plan participant prior to his or her normal retirement age unless the participant elects to receive such distribution. Where the amount to be distributed does not exceed $5,000 a Plan participant's benefit will be distributed as soon as practicable after the participant becomes entitled to receive a distribution from the Plan.

A participant who continues to work past age 70 1/2 will receive a distribution upon termination of employment. Otherwise, distributions must generally be made as soon as practicable after the participant reaches the normal retirement age as defined above.

DEATH. If a participant dies prior to receiving a distribution of his or her account, the participant's designated beneficiary shall be entitled to receive a distribution of the proceeds of liquidation of 100% of the vested balance of the participant's account. Generally, the account will be distributed to the beneficiary as soon as practicable following the date of death. The beneficiary of a participant who is married at the time of the participant's death will be the participant's spouse, unless the participant designated another beneficiary and the spouse consented to such designation in accordance with procedures specified by the Plan document.

Death benefits are generally paid in the form of a lump sum. Death benefits payable to a spouse from the Pension Account and the Predecessor Pension Rollover Account are paid in the form of a single life annuity unless the spouse elects a lump sum distribution.

WITHDRAWALS. Generally, a participant may withdraw up to 50% of the balance of his or her account attributable to previously permitted after-tax contributions (including after-tax contributions that were matched by the Company) at any time. However, the withdrawal must be in an amount of at least $250. No more than one withdrawal is permitted in any calendar year.

A participant may withdraw once per calendar year up to 100% of amounts attributable to participation in certain "predecessor plans" and rollover contributions from other 401(a) or individual retirement plan accounts, however the amount must be at least $500 or, if less, the total value of the applicable account.

A participant may withdraw before-tax contributions (and earnings attributable thereto credited as of December 31, 1988) only on account of financial hardship resulting from (i) medical expenses as defined in section 213(d) of the IRC;
(ii) educational expenses for the next twelve months of post-secondary education of the participant, or his or her spouse, children or dependents; (iii) foreclosure on a primary residence; or (iv) costs directly related to the purchase of a primary residence. A hardship withdrawal will be permitted if the Plan Administrator determines that (i) the withdrawal is on account of an immediate and heavy financial need of the participant and (ii) the withdrawal is necessary to satisfy such financial need.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

While a participant is still employed by the Company, withdrawals of amounts attributable to Company contributions, and post-1988 earnings on participant before-tax contributions, are not permitted.

LOAN PROVISION. The Plan includes an employee loan provision. Generally, at the time a loan is to be made, the amount of all loans to be outstanding may not exceed the lesser of (i) 50% of a participant's before-tax and rollover account balances, or (ii) $50,000 less the highest balance of any loan during the prior twelve-month period. Each loan bears interest at a rate determined in accordance with generally prevailing market conditions for similar types of loans. The minimum loan amount is $1,000. The amount of the loan withdrawn from a participant's account is allocated in proportion to the value of the participant's salary deferral and rollover account balances in each investment fund. Repayments, including interest, are made in equal installments through payroll deductions and are allocated to participant accounts in accordance with current investment elections. No loan may have a final maturity in excess of five years except that, if the loan is used to purchase a principal residence for the participant, the loan may have a final maturity of up to ten years. No participant shall be permitted to have more than two loans outstanding at any one time.

ADMINISTRATIVE EXPENSES. Administrative expenses of the Plan are chargeable to the Plan unless paid for by the Company. The Company currently pays such expenses. Loan administration fees are paid by participants. Mutual fund expenses are paid to fund managers from mutual fund assets.

PLAN TERMINATION. Although it has not expressed any intent to do so, the Company has the right to terminate the Plan in whole or in part at any time for any reason. In the event of a complete or partial termination of the Plan, the affected participants will become fully vested in their account balances.

PLAN AMENDMENT. The Company may amend the Plan at any time for any reason by written action of its Board of Directors. Amendments required to comply with the IRC to maintain compliance with current laws or regulations, to correct errors or omissions in the Plan document, or to facilitate the administration of the Plan, however, may be made by an officer of the Company without Board approval.

VOTING RIGHTS OF UGI COMMON STOCK FUND PARTICIPANTS. A participant has the right to instruct the trustee of the Plan how to vote, at each meeting of shareholders, all shares of UGI Corporation Common Stock (including fractional shares) represented by the value of the participant's interest in the UGI Common Stock Fund, and a pro rata portion of unvoted shares. A participant also has the right to direct the trustee of the Plan whether or not to tender shares in response to a tender offer.

2.       ACCOUNTING POLICIES

The accompanying financial statements are prepared on the accrual basis of accounting.

The Plan's investments in registered investment company mutual funds are valued at quoted market prices which represent the net asset value of shares held by the Plan. Investment contracts included in the Fidelity Managed Income Portfolio II Fund, an unaffiliated commingled pool, are carried at contract value which represents deposits plus accrued interest. The Plan

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

Administrator believes contract value approximates fair value. Shares of UGI Common Stock included in the UGI Common Stock Fund are reflected at fair value based upon quoted market prices.

Dividend income is recorded on the record date. Interest earned on investments is recorded on the accrual basis. Purchases and sales of securities are recorded on a trade date basis.

The Plan presents in the Statements of Changes in Net Assets Available for Benefits the net appreciation (depreciation) in fair value of investments which consists of realized gains or losses and unrealized appreciation (depreciation) in the fair value of those investments.

Distributions are made to Plan participants based upon the fair value of each participant's investment account (except for investments of the Managed Income Fund for which distributions are based upon contract value and except for distributions from the UGI Common Stock Fund, to the extent not all shares are sold on the same date) as of the dates of distribution. Distributions to participants are recorded when paid.

Transfers of participant balances represent amounts transferred to or from the UGI Utilities, Inc. Savings Plan, an affiliate plan.

The preparation of financial statements in conformity with generally accepted accounting principles requires the Plan Administrator to make estimates and assumptions that affect the reported amount of net assets available for benefits and changes therein. Actual results could differ from these estimates.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3.   TRUST INVESTMENTS

The components of trust investments by fund at December 31, 2002 and 2001 are as follows:

                                                                                                      December 31,
                                                                                               2002                  2001
                                                                                           ------------          ------------
 Fidelity Cash Reserves Fund (shares -- 22,711,199 and 23,133,502, respectively)           $ 22,711,199  *       $ 23,133,502  *
                                                                                           ------------          ------------
 Fidelity Managed Income Portfolio II Fund (shares -- 19,280,093 and
        17,771,595, respectively)                                                            19,280,093  *         17,771,595  *
                                                                                           ------------          ------------
 Fidelity Intermediate Bond Fund (shares -- 539,879 and 453,215, respectively)                5,792,901             4,677,179
                                                                                           ------------          ------------
 Fidelity Capital and Income Fund (shares -- 80,977 and 77,789, respectively)                   508,536               527,411
                                                                                           ------------          ------------
 Fidelity U.S. Bond Index Fund (shares -- 150,516 and 80,824, respectively)                   1,691,801               872,900
                                                                                           ------------          ------------
 Fidelity Balanced Fund (shares -- 111,558 and 93,193, respectively)                          1,482,606             1,388,577
                                                                                           ------------          ------------
 Fidelity Puritan Fund (shares -- 49,604 and 44,060, respectively)                              783,241               778,539
                                                                                           ------------          ------------
 Fidelity Spartan U.S. Equity Index Fund (shares -- 127,374 and 126,390, respectively)        3,967,686             5,136,496
                                                                                           ------------          ------------
 Fidelity Equity Income Fund (shares -- 486,210 and 506,008, respectively)                   19,287,947  *         24,678,015  *
                                                                                           ------------          ------------
 Fidelity Fund (shares -- 165,267 and 167,447, respectively)                                  3,678,835             4,835,866
                                                                                           ------------          ------------
 Fidelity Growth & Income Portfolio (shares -- 49,844 and 39,180, respectively)               1,510,785             1,464,558
                                                                                           ------------          ------------
 Fidelity Equity Income II Fund (shares -- 19,110 and 15,891, respectively)                     332,320               334,197
                                                                                           ------------          ------------
 Fidelity Real Estate Investment Portfolio (shares -- 59,358 and 29,477, respectively)        1,091,602               545,917
                                                                                           ------------          ------------
 Fidelity Magellan Fund (shares -- 355,694 and 368,759, respectively)                        28,085,624  *         38,432,081  *
                                                                                           ------------          ------------
 Fidelity Growth Company Fund (shares -- 176,545 and 179,015, respectively)                   6,253,226             9,527,204  *
                                                                                           ------------          ------------
 Fidelity OTC Portfolio (shares -- 48,533 and 49,603, respectively)                           1,160,425             1,546,120
                                                                                           ------------          ------------
 Fidelity Capital Appreciation Fund (shares -- 24,271 and 19,563, respectively)                 392,703               402,023
                                                                                           ------------          ------------
 Fidelity Blue Chip Growth Fund (shares -- 53,543 and 46,177, respectively)                   1,710,155             1,982,833
                                                                                           ------------          ------------
 Fidelity Low-Priced Stock Fund (shares -- 53,457 and 25,494, respectively)                   1,345,516               699,032
                                                                                           ------------          ------------
 Fidelity Small Cap Independence Fund (shares -- 25,259 and 12,584, respectively)               335,944               211,409
                                                                                           ------------          ------------

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3.    TRUST INVESTMENTS (CONTINUED)

                                                                                              December 31,        December 31,
                                                                                                  2002                2001
                                                                                              ------------        ------------
Fidelity Value Fund (shares -- 19,807 and 13,366, respectively)                                   918,868             688,490
                                                                                             ------------        ------------
Fidelity Overseas Fund (shares -- 62,355 and 58,148, respectively)                              1,371,801           1,594,409
                                                                                             ------------        ------------
Fidelity Worldwide Fund (shares -- 13,507 and 12,040, respectively)                               160,469             176,507
                                                                                             ------------        ------------
Fidelity International Growth and Income Fund (shares -- 26,269 and 22,601, respectively)         441,847             423,998
                                                                                             ------------        ------------
Fidelity Freedom Income Fund (shares -- 21,196 and 14,648, respectively)                          224,674             160,107
                                                                                             ------------        ------------
Fidelity Freedom 2000 Fund (shares -- 41,793 and 60,607, respectively)                            460,138             698,192
                                                                                             ------------        ------------
Fidelity Freedom 2010 Fund (shares -- 183,621 and 196,799, respectively)                        2,100,621           2,481,637
                                                                                             ------------        ------------
Fidelity Freedom 2020 Fund (shares -- 196,975 and 195,031, respectively)                        2,095,818           2,453,486
                                                                                             ------------        ------------
Fidelity Freedom 2030 Fund (shares -- 114,144 and 92,388, respectively)                         1,168,830           1,160,397
                                                                                             ------------        ------------
Fidelity Freedom 2040 Fund (shares -- 10,531 and 6,421, respectively)                              61,712              47,450
                                                                                             ------------        ------------
UGI Common Stock Fund
      UGI Corporation Unitized Stock Fund (units -- 456,831 and 408,385, respectively)          7,240,748  *        5,251,830
      Dividends receivable                                                                         75,987              71,054
                                                                                             ------------        ------------
                                                                                                7,316,735           5,322,884
                                                                                             ------------        ------------
Total trust investments - fair value, except for group annuity contracts included in the Fidelity Managed Income Portfolio II Fund which
      are carried at contract value                                                          $137,724,658        $154,153,011
                                                                                             ============        ============
Total trust investments - cost                                                               $156,307,845        $154,407,290
                                                                                             ============        ============

* - Investment represents five percent or more of net assets available for benefits.

 The net appreciation (depreciation) in fair value of investments during the years ended December 31, 2002 and 2001 by major investment category follows:

                                                                                                   Year ended December 31,
                                                                                                2002                 2001
                                                                                           --------------       --------------
Registered investment company mutual funds                                                 $  (22,277,742)      $ (14,295,680)
UGI Common Stock Fund                                                                           1,273,124             816,280
                                                                                           --------------       --------------
Total net depreciation in fair value                                                       $ (21,004,618)       $ (13,479,400)
                                                                                           ==============       ==============

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

During the 2002 Plan Year and 2001 Plan Year, the Plan purchased, at market prices, 20,463 and 19,523 shares of UGI Corporation Common Stock directly from UGI Corporation for $676,145 and $526,830, respectively.

The investments of the separate investment funds are exposed to various risks such as interest rate, market and credit risk. The degree and concentration of these risks vary by fund. Due to the level of risk associated with the separate investment funds, it is reasonably possible that changes in risk in the near term could materially affect participants' account balances in the amounts reported in the Statements of Net Assets Available for Benefits and the Statements of Changes in Net Assets Available for Benefits.

4.       FEDERAL INCOME TAX STATUS

On December 6, 2002, the Internal Revenue Service issued a favorable determination letter concerning the qualified status of the Plan in effect as of November 27, 2002 under Section 401(a) of the IRC. The Plan Administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. No U.S. income taxes are required to be paid by the trust created under the Plan (the Trust) and participants are not taxed on Company contributions to the Trust or income earned by the Trust. When a participant, or his or her beneficiary or estate, receives a distribution under the Plan, the taxability of the value of such distribution depends on the form and time of payment.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN
              Item 4(i) - SCHEDULE OF ASSETS (HELD AT END OF YEAR)

                                                                                      December 31, 2002
                                                            ---------------------------------------------------------------------
                                                               Number of
                                                               Shares or                               Fair Value/
                                                               Principal                                 Contract
NAME OF ISSUER AND TITLE OF ISSUE                               Amount                  Cost               Value           % (2)
---------------------------------                           ---------------         ------------       ------------      ------
FIDELITY CASH RESERVES FUND (1) (3)                         22,711,199 shrs         $ 22,711,199       $ 22,711,199      100.00%
                                                                                    ------------       ------------      ------

FIDELITY MANAGED INCOME
   PORTFOLIO II FUND (1) (3)                                19,280,093 shrs           19,280,093         19,280,093      100.00%
                                                                                    ------------       ------------      ------
FIDELITY INTERMEDIATE BOND FUND (3)                            539,879 shrs            5,509,533          5,792,901      100.00%
                                                                                    ------------       ------------      ------
FIDELITY CAPITAL AND INCOME FUND (3)                            80,977 shrs              671,981            508,536      100.00%
                                                                                    ------------       ------------      ------
FIDELITY U.S. BOND INDEX FUND (3)                              150,516 shrs            1,645,884          1,691,801      100.00%
                                                                                    ------------       ------------      ------
FIDELITY BALANCED FUND (3)                                     111,558 shrs            1,670,433          1,482,606      100.00%
                                                                                    ------------       ------------      ------
FIDELITY PURITAN FUND (3)                                       49,604 shrs              891,283            783,241      100.00%
                                                                                    ------------       ------------      ------
FIDELITY SPARTAN U.S. EQUITY INDEX FUND (3)                    127,374 shrs            4,934,541          3,967,686      100.00%
                                                                                    ------------       ------------      ------
FIDELITY EQUITY INCOME FUND (1) (3)                            486,210 shrs           21,782,492         19,287,947      100.00%
                                                                                    ------------       ------------      ------
FIDELITY FUND (3)                                              165,267 shrs            5,193,117          3,678,835      100.00%
                                                                                    ------------       ------------      ------
FIDELITY GROWTH & INCOME
   PORTFOLIO (3)                                                49,844 shrs            1,913,817          1,510,785      100.00%
                                                                                    ------------       ------------      ------
FIDELITY EQUITY INCOME II FUND (3)                              19,110 shrs              436,970            332,320      100.00%
                                                                                    ------------       ------------      ------
FIDELITY REAL ESTATE INVESTMENT
   PORTFOLIO (3)                                                59,358 shrs            1,100,150          1,091,602      100.00%
                                                                                    ------------       ------------      ------
FIDELITY MAGELLAN FUND (1) (3)                                 355,694 shrs           34,100,589         28,085,624      100.00%
                                                                                    ------------       ------------      ------
FIDELITY GROWTH COMPANY FUND (3)                               176,545 shrs           10,470,835          6,253,226      100.00%
                                                                                    ------------       ------------      ------
FIDELITY OTC PORTFOLIO (3)                                      48,533 shrs            2,387,994          1,160,425      100.00%
                                                                                    ------------       ------------      ------
FIDELITY CAPITAL APPRECIATION FUND (3)                          24,271 shrs              554,141            392,703      100.00%
                                                                                    ------------       ------------      ------
FIDELITY BLUE CHIP GROWTH FUND (3)                              53,543 shrs            2,551,520          1,710,155      100.00%
                                                                                    ------------       ------------      ------
FIDELITY LOW-PRICED STOCK FUND (3)                              53,457 shrs            1,424,002          1,345,516      100.00%
                                                                                    ------------       ------------      ------
FIDELITY SMALL CAP INDEPENDENCE  FUND (3)                       25,259 shrs              406,696            335,944      100.00%
                                                                                    ------------       ------------      ------
FIDELITY VALUE FUND (3)                                         19,807 shrs              980,697            918,868      100.00%
                                                                                    ------------       ------------      ------
FIDELITY OVERSEAS FUND (3)                                      62,355 shrs            2,119,380          1,371,801      100.00%
                                                                                    ------------       ------------      ------

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN
        Item 4(i) - SCHEDULE OF ASSETS (HELD AT END OF YEAR) (continued)

                                                                                    December 31, 2002
                                                           ------------------------------------------------------------------
                                                             Number of
                                                             Shares or                               Fair Value/
                                                             Principal                                Contract
NAME OF ISSUER AND TITLE OF ISSUE                              Amount                 Cost              Value            % (2)
---------------------------------                          --------------        -------------      -------------      ------
FIDELITY WORLDWIDE FUND (3)                                   13,507 shrs              214,825            160,469      100.00%
                                                                                 -------------      -------------      ------
FIDELITY INTERNATIONAL GROWTH
   & INCOME FUND (3)                                          26,269 shrs              609,726            441,847      100.00%
                                                                                 -------------      -------------      ------
FIDELITY FREEDOM INCOME FUND (3)                              21,196 shrs              233,613            224,674      100.00%
                                                                                 -------------      -------------      ------
FIDELITY FREEDOM 2000 FUND (3)                                41,793 shrs              500,347            460,138      100.00%
                                                                                 -------------      -------------      ------
FIDELITY FREEDOM 2010 FUND (3)                               183,621 shrs            2,442,204          2,100,621      100.00%
                                                                                 -------------      -------------      ------
FIDELITY FREEDOM 2020 FUND (3)                               196,975 shrs            2,788,578          2,095,818      100.00%
                                                                                 -------------      -------------      ------
FIDELITY FREEDOM 2030 FUND (3)                               114,144 shrs            1,545,326          1,168,830      100.00%
                                                                                 -------------      -------------      ------
FIDELITY FREEDOM 2040 FUND (3)                                10,531 shrs               68,093             61,712      100.00%
                                                                                 -------------      -------------      ------
UGI COMMON STOCK FUND (1) (3)
UGI Corporation Unitized Stock Fund                          456,831 units           5,091,799          7,240,748       98.96%
Dividends receivable                                        $ 75,987                    75,987             75,987        1.04%
                                                                                 -------------      -------------      ------
                                                                                     5,167,786          7,316,735      100.00%
                                                                                 -------------      -------------      ------

PARTICIPANT LOANS
Loan principal outstanding (4.75% - 10.5%) (3) (4)                                           -          4,043,552      100.00%
                                                                                 -------------      -------------      ------

Total - all funds                                                                $ 156,307,845      $ 141,768,210
                                                                                 =============      =============

----------------
(1)Investment represents 5% or more of the net assets available for benefits.

(2)Percentages represent percentage of fair value / contract value of each fund.

(3)Party in interest.

(4)Range of interest rates for loans outstanding as of December 31, 2002.

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